Earnings Conference Call 3rd Quarter 2018 November 1, 2018

Cautionary Statements Regarding Forward-Looking Information This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Exelon Generation Company, LLC, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2017 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 23, Commitments and Contingencies; (2) Exelon’s Third Quarter 2018 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 17; and (2) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this presentation. 2 Q3 2018 Earnings Release Slides

Non-GAAP Financial Measures Exelon reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP). Exelon supplements the reporting of financial information determined in accordance with GAAP with certain non-GAAP financial measures, including: • Adjusted operating earnings exclude certain costs, expenses, gains and losses and other specified items, including mark-to- market adjustments from economic hedging activities, unrealized gains and losses from nuclear decommissioning trust fund investments, merger and integration related costs, impairments of certain long-lived assets, certain amounts associated with plant retirements and divestitures, costs related to a cost management program and other items as set forth in the reconciliation in the Appendix • Adjusted operating and maintenance expense excludes regulatory operating and maintenance costs for the utility businesses and direct cost of sales for certain Constellation and Power businesses, decommissioning costs that do not affect profit and loss, the impact from operating and maintenance expense related to variable interest entities at Generation, EDF’s ownership of O&M expenses, and other items as set forth in the reconciliation in the Appendix • Total gross margin is defined as operating revenues less purchased power and fuel expense, excluding revenue related to decommissioning, gross receipts tax, JExel Nuclear JV, variable interest entities, and net of direct cost of sales for certain Constellation and Power businesses • Adjusted cash flow from operations primarily includes net cash flows from operating activities and net cash flows from investing activities excluding capital expenditures, net merger and acquisitions, and equity investments • Free cash flow primarily includes net cash flows from operating activities and net cash flows from investing activities excluding certain capital expenditures, net merger and acquisitions, and equity investments • Operating ROE is calculated using operating net income divided by average equity for the period. The operating income reflects all lines of business for the utility business (Electric Distribution, Gas Distribution, Transmission). • EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Includes nuclear fuel amortization expense. • Revenue net of purchased power and fuel expense is calculated as the GAAP measure of operating revenue less the GAAP measure of purchased power and fuel expense Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be currently available, as management is unable to project all of these items for future periods 3 Q3 2018 Earnings Release Slides

Non-GAAP Financial Measures Continued This information is intended to enhance an investor’s overall understanding of period over period financial results and provide an indication of Exelon’s baseline operating performance by excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this information is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods. These non-GAAP financial measures are not a presentation defined under GAAP and may not be comparable to other companies’ presentation. Exelon has provided these non-GAAP financial measures as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These non-GAAP measures should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP measures provided in the materials presented. Non-GAAP financial measures are identified by the phrase “non-GAAP” or an asterisk. Reconciliations of these non-GAAP measures to the most comparable GAAP measures are provided in the appendices and attachments to this presentation, except for the reconciliation for total gross margin, which appears on slide 39 of this presentation. 4 Q3 2018 Earnings Release Slides

3rd Quarter Results Q3 2018 EPS Results(1,2) $0.88 • GAAP earnings were $0.76/share $0.76 in Q3 2018 vs. $0.85/share in Q3 2017 $0.33 ExGen $0.24 BGE $0.06 $0.07 • Adjusted operating earnings* were $0.88/share in Q3 2018 vs. $0.13 PECO $0.13 $0.85/share in Q3 2017, which is at the upper end of our guidance $0.20 PHI $0.19 range of $0.80-$0.90/share ComEd $0.20 $0.20 HoldCo ($0.07) ($0.05) GAAP Earnings Adjusted Operating Earnings* (1) Amounts may not sum due to rounding (2) Certain immaterial prior year amounts in the Registrants’ Consolidated Statements of Operations and Comprehensive Income have been recast to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018 5 Q3 2018 Earnings Release Slides

Operating Highlights

Exelon Utilities Operational Metrics

Operations	Metric	Q3 2018			
		BGE	ComEd	PECO	PHI
Electric Operations	OSHA Recordable Rate				
	2.5 Beta SAIFI (Outage Frequency)[1]				
	2.5 Beta CAIDI (Outage Duration)				
Customer Operations	Customer Satisfaction				
	Service Level % of Calls Answered in <30 sec				
	Abandon Rate				
Gas Operations	Percent of Calls Responded to in <1 Hour		No Gas Operations		

- Reliability performance remains strong in CAIDI and SAIFI across the utilities, while safety performance continues to improve
- Gas odor response remains strong in top decile across the utilities
- Customer operation metrics are strong across all utilities with BGE and ComEd performing in top decile for Customer Satisfaction and PHI in top decile for Service Level

Q1	Q2
Q3	Q4

Exelon Generation Operational Performance

Exelon Nuclear Fleet[2]

- Best in class performance across our Nuclear fleet:
  - Q3 2018 Nuclear Capacity Factor: 93.6%
  - Owned and operated Q3 2018 production of 39.7 TWh[2]



TWhrs
Capacity Factor
44
42
40
38
36
34
32
30
100%
98%
96%
94%
92%
90%
88%
86%
84%
82%
80%
Q3 16
Q4 16
Q1 17
Q2 17
Q3 17
Q4 17
Q1 18
Q2 18
Q3 18
TWhrs
Capacity Factor

Fossil and Renewable Fleet

- Q3 2018 Renewables energy capture: 95.7%
- Q3 2018 Power dispatch match: 95.8%
- Wolf Hollow II and Colorado Bend unit 7 have returned to service. Colorado Bend unit 8 will return to service in early November.

(1) 2.5 Beta SAIFI is YE projection
(2) Excludes Salem and EDF's equity ownership share of the CENG Joint Venture

6 Q3 2018 Earnings Release Slides

Key Updates CostZEC Reductions Updates FERC CapacityZECS Order Market Reforms Committing to $200M in Seventh and Second Circuit Court FERC Capacity Market additional cost reductions with a of Appeals Uphold ZEC Programs: Proceeding: targeted run-rate date of 2021: • On September 13, the Seventh • On October 2, stakeholders filed • $100M at ExGen Circuit Court of Appeals affirmed comments in response to FERC’s • $100M at Business Services the dismissal of the Illinois ZEC request in its June order Company – approximately 50% complaint, upholding the legality • Exelon joined a coalition of savings will be allocated to of the program proposal supported by rate payer ExGen • On September 27, the Second advocates, attorneys general, Circuit affirmed dismissal of New environmental organizations, Savings due to our focus on York ZEC complaint renewable advocates and other improving efficiencies, eliminating • On October 9, the Seventh Circuit nuclear generators redundancies, and leveraging denied the petitioners’ request • Reply comments are due on innovation and technologies for rehearing November 6 • PJM requests FERC action in More than $900M in announced New Jersey: January 2019 to provide savings between 2015 – 2021 • Board of Public Utilities adequate time for the August relative to original plan completed meetings and 2019 PJM capacity auction hearings on implementation of ZEC program Fast Start: • On September 20, utilities filed • PJM fast start pricing has been tariff changes to recover ZEC fully briefed; awaiting decision related charges from FERC • ZEC applications are due on December 19 7 Q3 2018 Earnings Release Slides

3rd Quarter Adjusted Operating Earnings* Drivers Q3 2018 Adjusted Operating EPS* Results Q3 2018 vs. Guidance of $0.80 - $0.90 $0.88 Exelon Utilities – Favorable weather ExGen $0.33 – Reduced storm activity BGE $0.07 Exelon Generation (1) PECO $0.13 – NDT realized gains – Generation performance – Market conditions PHI $0.20 $0.55 – Higher transmission costs ComEd $0.20 HoldCo ($0.05) Q3 2018 Note: Amounts may not sum due to rounding (1) Gains related to unregulated sites 8 Q3 2018 Earnings Release Slides

QTD Adjusted Operating Earnings* Waterfall ($0.01) Interest Expense $0.01 Favorable Weather $0.88 ($0.01) $0.85 $0.05 ($0.03) $0.01 $0.01 $0.00 $0.01 Distribution Investment $0.01 Energy Efficiency Investment ($0.01) Other ($0.12) Market and Portfolio Conditions(1) $0.03 Rate Increases ($0.05) Nuclear Outages(2) $0.01 Favorable Weather $0.08 Tax Cuts and Jobs Act Savings $0.01 Other $0.04 Capacity Pricing $0.04 Illinois Zero Emission Credit Revenue ($0.02) Other 2017 (3) ExGen(4) ComEd PECO BGE PHI Corp 2018 Note: Amounts may not sum due to rounding (1) Primarily the absence of EGTP revenues net of purchased power and fuel expense resulting from its deconsolidation in the fourth quarter of 2017 and lower realized energy prices (2) Decrease in volume due to an increase in outage days in 2018; additionally operating and maintenance expense increased due to an increase in outage days in 2018, excluding Salem (3) Certain immaterial prior year amounts in the Registrants’ Consolidated Statements of Operations and Comprehensive Income have been recast to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018 (4) Drivers reflect CENG ownership at 100% 9 Q3 2018 Earnings Release Slides

Raising Lower End of 2018 Guidance Range $2.90 - $3.20(1) $3.05 - $3.20(1) ExGen $1.35 - $1.45 $1.35 - $1.45 ExGen BGE $0.25 - $0.35 $0.25 - $0.35 BGE PHI $0.40 - $0.50 $0.40 - $0.50 PHI PECO $0.40 - $0.50 $0.40 - $0.50 PECO ComEd $0.60 - $0.70 $0.65 - $0.75 ComEd HoldCo ~($0.20) ~($0.20) HoldCo 2018 Initial Guidance 2018 Revised Guidance Note: Amounts may not sum due to rounding (1) 2018 Adjusted Operating Earnings* guidance based on expected average outstanding shares of 969M 10 Q3 2018 Earnings Release Slides

Trailing Twelve Month Earned ROEs* vs Allowed ROE Trailing Twelve Month Earned ROEs* Allowed ROE Q2 2018 TTM Earned ROE Q3 2018 TTM Earned ROE 9.9% 9.9% 10.3% 9.7% 10.2% 9.6% 9.4% 8.3% 7.7% 7.7% 7.7% 7.4% 5.4% ACE Delmarva Pepco Legacy Exelon Consolidated Utilities Exelon Utilities Note: Represents the twelve-month periods ending June 30, 2018 and September 30, 2018, respectively. Earned ROEs* represent weighted average across all lines of business (Electric Distribution, Gas Distribution and Electric Transmission). 11 Q3 2018 Earnings Release Slides

Exelon Utilities' Distribution Rate Case Updates

Rate Case Schedule and Key Terms

	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Revenue Requirement	Requested ROE / Equity Ratio	Expected Order
ComEd	RT	EH	IB RB			FO							($24.1M)[1,8]	8.69% / 47.11%	Dec 2018
Delmarva Electric (DE)		FO											($6.9M)[1,3]	9.70% / 50.52%	August 21, 2018
Delmarva Gas (DE)	RT		EH SA			FO							($3.5M)[1,4]	9.70% / 50.52%	Q4 2018
Pepco Electric (DC)		FO											($24.1M)[1,10]	9.525% / 50.44%	August 9, 2018
PECO Electric	RT	EH SA	IB RB			FO							$25M[1,5,9]	N/A	Dec 2018
BGE[2] Gas			IT	RT	EH IB	RB	FO						$82.4M[6]	10.5% / 52.85%[6]	Jan 2019
ACE[7]		CF			IT	RT		EH	IB RB				$109.3M[1]	10.10% / 50.22%	Q3 2019

CF Rate case filed
IT Intervenor direct testimony
RT Rebuttal testimony
EH Evidentiary hearings
IB Initial briefs
RB Reply briefs
FO Final commission order
SA Settlement agreement

Note: Based on current schedules of Illinois Commerce Commission, Maryland Public Service Commission, Delaware Public Service Commission, Public Service Commission of the District of Columbia, New Jersey Board of Public Utilities, and Pennsylvania Public Utility Commission and are subject to change

(1) Revenue requirement includes changes in depreciation and amortization expense and other costs where applicable, which have no impact on pre-tax earnings
(2) BGE briefing schedule will be determined during or at the end of the evidentiary hearing
(3) As permitted by Delaware law, Delmarva Power implemented interim rate increases of $2.5M on October 16, 2017, and implemented $5.8M full allowable rates on March 17, 2018, subject to refund. Per Settlement Agreement filed on June 27, 2018. Includes tax benefits from Tax Cuts and Jobs Act.
(4) As permitted by Delaware law, Delmarva Power implemented interim rate increases of $2.5M on November 1, 2017, and implemented $3.9M full allowable rates on March 17, 2018, subject to refund. Per partial Settlement Agreement filed on September 7, 2018. Includes tax benefits from Tax Cuts and Jobs Act.
(5) On October 18, 2018, the presiding Administrative Law Judges issued the Recommended Decision that the Settlement Agreement reached with all active parties be approved without modification. The black box settlement does not stipulate any ROE, Equity Ratio and Rate Base. The rate case settlement agreement is subject to PaPUC approval expected in December, with rates effective January 1, 2018.
(6) Reflects $60.7M increase and $21.7M STRIDE reset. Test year updated for May-July 2018 actuals and reflects long-term debt issuance made in September 2018.
(7) Procedural schedule as proposed by the Company. ACE plans to put interim rates in effect nine months after the filing date, subject to refund, as allowed by the regulations.
(8) Original filing amount was ($22.9M). Recent discovery period removed additional ($1.2M) of revenue requirement to limit issues in the proceeding.
(9) Reflects $96M revenue requirement less an estimated $71M in 2019 tax benefit
(10) Per Settlement Agreement filed on April 17, 2018. Includes tax benefits from Tax Cuts and Jobs Act.

12 Q3 2018 Earnings Release Slides
Exelon.

Utility CapEx Update ComEd Completes AMI Smart Meter Installations • Forecasted project capital cost: − $920M; more than $20M under budget − AMI installations are part of the broader $2.6B Energy Infrastructure Modernization Act program • In service date: − Over 4M meters have been exchanged as of September 2018, which is 3 years ahead of the original schedule • Project scope: − Replaces existing legacy electric meters with digital smart meters and a wireless communications network − AMI improves grid reliability and enables operational efficiencies, while also empowering customers to take greater control of their energy consumption using online management tools and programs that offer efficiency and savings opportunities − Customers enrolled in the Peak Time Savings and Hourly Pricing programs have saved more than $5.6M and $19.5M, respectively ACE’s Churchtown Substation Expansion Project • Forecasted project cost: − $50M • In service date: − Improvements completed in April 2018; retirement of Deepwater Substation completed in October 2018 • Project scope: − Includes equipment upgrades for reliability and 230, 138 and 69 kV expansion for additional transmission capacity − Expansion improves reliability for our customers by replacing and upgrading obsolete equipment and by expanding regional transmission capacity 13 Q3 2018 Earnings Release Slides

Exelon Generation: Gross Margin Update

Gross Margin Category ($M)[1]	September 30, 2018 2018	2019	2020	Change from June 30, 2018 2018	2019	2020
Open Gross Margin[2,5] (including South, West, Canada hedged gross margin)	$4,800	$4,300	$3,900	$100	$250	$100
Capacity and ZEC Revenues[2,5,6]	$2,300	$2,050	$1,900	-	-	-
Mark-to-Market of Hedges[2,3]	$350	$250	$250	$(50)	$(150)	$(50)
Power New Business / To Go	$100	$550	$800	$(50)	$(50)	-
Non-Power Margins Executed	$400	$200	$150	$50	$50	$50
Non-Power New Business / To Go	$100	$300	$350	$(50)	$(50)	$(50)
Total Gross Margin*[4,5]	**$8,050**	**$7,650**	**$7,350**	**-**	**$50**	**$50**

Recent Developments

- Open Gross Margin ("OGM") is up in 2018 due to higher NiHub, West Hub, and NY Zone A prices, partly offset by weaker ERCOT spark spreads
- 2019 and 2020 OGM is up due to stronger ERCOT spark spreads and higher West Hub prices; 2019 OGM is also up on higher NiHub and New York Zone A prices
- Mark-to-Market of Hedges is down in all years on higher prices, offset by the execution of Power New Business in 2018/2019
- Executed $50M of Non-Power New Business in all years
- Behind ratable hedging position reflects the upside we see in power prices
  - ~9-12% behind ratable in 2019 when considering cross commodity hedges

(1) Gross margin categories rounded to nearest $50M
(2) Excludes EDF's equity ownership share of the CENG Joint Venture
(3) Mark-to-Market of Hedges assumes mid-point of hedge percentages
(4) Based on September 30, 2018, market conditions
(5) Reflects Oyster Creek retirement in September 2018 and TMI retirement by September 2019
(6) 2018 includes $150M of IL ZEC revenues associated with 2017 production. 2019 and 2020 include the favorable impact of NJ ZEC revenues.

14 Q3 2018 Earnings Release Slides

Exelon.

Cost Management is Integral to Our Business Strategy ExGen and BSC Cost Reductions Since Constellation Merger 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 CEG Merger Synergies of $170M in 2012, $350M in 2013, and $500M Run-Rate beginning in 2014 CENG Service Agreement Run-Rate Synergies of $70M (2013 EEI) $350M Cost Management Program (2015 EEI) PHI Merger Run-Rate Synergies of $130M Cost Reductions of $100M in 2018 and $125M in 2019 (Q3 2016 Earnings Call) Cost Reductions of $250M Run-Rate by 2020 (Q3 2017 Earnings Call) New Cost Reductions of $200M Run-Rate by 2021 AnnouncedCost Reductions (Q3 2018 Earnings Call) ExGen Forecast O&M* Q3 2018 ($M) Key Commentary Q3 ’18 Cost Reductions Other Adjustments(1) ExGen Total O&M • Committing to $200M in additional cost reductions ― $100M at ExGen 50 4,625 25 ― $100M at Business Services Company – 75 150 25 approximately 50% of savings will be 25 4,250 4,175 allocated to ExGen 4,125 • Since 2015, Exelon has announced more 2018 2019 2020 2021 than $900M of cost reductions (1) Primarily pension updates due to higher interest rates 15 Q3 2018 Earnings Release Slides

Maintaining Strong Investment Grade Credit Ratings is a Top Financial Priority

Exelon S&P FFO/Debt %*(1,4)


25%
20%
15%
10%
5%
0%
22%
18%-20%
S&P Threshold
2018
Target

ExGen Debt/EBITDA Ratio*(5)


4.0
3.0
2.0
1.0
0.0
2.5x
2.0x
3.0x
Book
Excluding Non-Recourse
2018
Target

Credit Ratings by Operating Company

Current Ratings [2,3]	ExCorp	ExGen	ComEd	PECO	BGE	ACE	DPL	Pepco
Moody's	Baa2	Baa2	A1	Aa3	A3	A3[3]	A2	A2
S&P	BBB-[3]	BBB[3]	A-[3]	A-[3]	A-[3]	A[3]	A[3]	A[3]
Fitch	BBB[3]	BBB	A	A[3]	A-[3]	A-	A	A-

(1) Due to ring-fencing, S&P deconsolidates BGE from Exelon and analyzes solely as an equity investment
(2) Current senior unsecured ratings as of November 1, 2018, for Exelon, Exelon Generation and BGE and senior secured ratings for ComEd, PECO, ACE, DPL, and Pepco
(3) Exelon Corp and all subsidiaries are on "Positive" outlook at S&P; Exelon Corp, PECO, and and BGE are on "Positive" outlook at Fitch; ACE is on "Positive" outlook at Moody's; all other ratings have a "Stable" outlook
(4) Exelon Corp downgrade threshold (red dotted line) is based on the S&P Exelon Corp Summary Report; represents minimum level to maintain current Issuer Credit Rating at Exelon Corp
(5) Reflects net book debt (YE debt less cash on hand) / adjusted operating EBITDA*

16 Q3 2018 Earnings Release Slides
Exelon.

The Exelon Value Proposition ▪ Regulated Utility Growth with utility EPS rising 6-8% annually from 2017- 2021 and rate base growth of 7.4%, representing an expanding majority of earnings ▪ ExGen’s strong free cash generation will support utility growth while also reducing debt by ~$3B over the next 4 years ▪ Optimizing ExGen value by: • Seeking fair compensation for the zero-carbon attributes of our fleet; • Closing uneconomic plants; • Monetizing assets; and, • Maximizing the value of the fleet through our generation to load matching strategy ▪ Strong balance sheet is a priority with all businesses comfortably meeting investment grade credit metrics through the 2021 planning horizon ▪ Capital allocation priorities targeting: • Organic utility growth; • Return of capital to shareholders with 5% annual dividend growth through 2020(1), • Debt reduction; and, • Modest contracted generation investments (1) Quarterly dividends are subject to declaration by the board of directors 17 Q3 2018 Earnings Release Slides

Additional Disclosures 18 Q3 2018 Earnings Release Slides

YTD Adjusted Operating Earnings* Waterfall



$2.06
$0.39
$0.04
$0.00
$0.00
$0.05
$0.01
$2.55
$0.04 Favorable Weather
($0.04) Increased Storm Costs
$0.01 Other
$0.04 Distribution Investment
$0.01 Energy Efficiency Investments
($0.01) Other
$0.06 Rate Increases
$0.02 Favorable Weather
($0.03) Other
$0.02 Increased Transmission Rates
($0.02) Increased Storm Costs
$0.32 Zero Emission Credit Revenue(1)
$0.15 Capacity Pricing
$0.15 Tax Cuts and Jobs Act Savings
$0.07 Nuclear Outages(2)
($0.27) Market and Portfolio Conditions(3)
($0.03) Other
2017 (4)
ExGen(5)
ComEd
PECO
BGE
PHI
Corp
2018

Note: Amounts may not sum due to rounding

(1) Reflects the impacts of the New York Clean Energy and Illinois Zero Emission Standards, including the impact of zero emission credits generated in Illinois from June 1, 2017 through December 31, 2017

(2) Increase in volume due to a decrease in outage days in 2018; additionally operating and maintenance expense decreased due to a decrease in outage days in 2018, excluding Salem

(3) Primarily lower realized energy prices and the absence of EGTP revenues net of purchased power and fuel expense resulting from its deconsolidation in the fourth quarter of 2017

(4) Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recast to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018

(5) Drivers reflect CENG ownership at 100%

19 Q3 2018 Earnings Release Slides

Exelon.

2018 Projected Sources and Uses of Cash

($M)[1]	BGE	ComEd	PECO	PHI	Total Utilities	ExGen	Corp[8]	Exelon 2018E	Cash Balance
Beginning Cash Balance*[2]									**1,450**
Adjusted Cash Flow from Operations*[2]	750	1,650	650	1,100	4,175	3,800	175	8,150	
Base CapEx and Nuclear Fuel[3]	0	0	0	0	0	(1,975)	(50)	(2,025)	
Free Cash Flow*	**750**	**1,650**	**650**	**1,100**	**4,175**	**1,825**	**125**	**6,125**	
Debt Issuances	300	1,350	700	750	3,100	0	0	3,100	
Debt Retirements	0	(850)	(500)	(275)	(1,625)	0	0	(1,625)	
Project Financing	n/a	n/a	n/a	n/a	n/a	(100)	n/a	(100)	
Equity Issuance/Share Buyback	0	0	0	0	0	0	0	0	
Contribution from Parent	100	500	50	350	1,000	0	(1,000)	0	
Other Financing[4]	50	0	50	(125)	(25)	50	(50)	(25)	
Financing*[5]	**475**	**1,000**	**300**	**700**	**2,475**	**(50)**	**(1,050)**	**1,375**	
Total Free Cash Flow and Financing	**1,225**	**2,650**	**950**	**1,800**	**6,625**	**1,775**	**(925)**	**7,475**	
Utility Investment	(1,000)	(2,125)	(850)	(1,500)	(5,475)	0	0	(5,475)	
ExGen Growth[3,6]	0	0	0	0	0	(350)	0	(350)	
Acquisitions and Divestitures	0	0	0	0	0	(25)	0	(25)	
Equity Investments	0	0	0	0	0	(25)	0	(25)	
Dividend[7]	0	0	0	0	0	0	(1,325)	(1,325)	
Other CapEx and Dividend	**(1,000)**	**(2,125)**	**(850)**	**(1,500)**	**(5,475)**	**(400)**	**(1,325)**	**(7,225)**	
Total Cash Flow	**225**	**525**	**100**	**275**	**1,150**	**1,375**	**(2,250)**	**275**	
Ending Cash Balance*[2]									**1,725**

(1) All amounts rounded to the nearest $25M. Figures may not add due to rounding.

(2) Gross of posted counterparty collateral

(3) Figures reflect cash CapEx and CENG fleet at 100%

(4) Other Financing primarily includes commercial paper, expected changes in money pool borrowings, tax sharing from the parent, debt issue costs, tax equity cash flows, capital leases, and renewable JV distributions

(5) Financing cash flow excludes intercompany dividends

(6) ExGen Growth CapEx primarily includes Texas CCGTs, W. Medway, and Retail Solar

(7) Dividends are subject to declaration by the Board of Directors

(8) Includes cash flow activity from Holding Company, eliminations, and other corporate entities

Consistent and reliable free cash flows

Operational excellence and financial discipline drives free cash flow reliability

- ✓ Generating $6.1B of free cash flow*, including $1.8B at ExGen and $4.2B at the Utilities

Supported by a strong balance sheet

Strong balance sheet enables flexibility to raise and deploy capital for growth

- ✓ $1.5B of long-term debt at the utilities, net of refinancing, to support continued growth

Enable growth & value creation

Creating value for customers, communities and shareholders

- ✓ Investing $5.9B of growth capex, with $5.5B at the Utilities and $0.4B at ExGen

Note: Numbers may not add due to rounding

20 Q3 2018 Earnings Release Slides

Exelon.

Exelon Utilities Trailing Twelve Month Earned ROEs* Q3 2018: Trailing Twelve Month Earned ROEs* 12.0% Legacy Exelon Utilities Consolidated Exelon Utilities 11.0% 10.0% Pepco 9.0% Delmarva $4.7/8.3% $2.9/7.7% $28.0/10.2% 8.0% $37.8/9.6% 7.0% ACE $2.2/7.7% 6.0% 5.0% Earned(%)ROE 4.0% 3.0% 2.0% 1.0% 0.0% $0 $2 $4 $6 $8 $24 $26 $28 $30 $32 $34 $36 $38 $40 2018E Rate Base ($B) Note: Represents the twelve-month period ending September 30, 2018. Earned ROEs* represent weighted average across all lines of business (Electric Distribution, Gas Distribution, and Electric Transmission). Size of bubble based on rate base. 21 Q3 2018 Earnings Release Slides

Shared Principles for FRR-RS Have Broad Support From Many Sectors Renewable Shared Principles Industry Community Stakeholders An FRR-RS mechanism should: • Protect customers from paying duplicate capacity • Preserve states’ abilities to achieve clean energy policy goals FERC should: Consumer • Require Fixed Resource Advocates Requirement – Resource Specific (FRR-RS) to allow load serving Environmental entities to buy capacity from all NGOs state-incentivized resources and receive full capacity credit for doing so • Allow for a smooth transition by giving states enough time to work through any difficult implementation issues before fully imposing the MOPR Numerous parties endorsed a shared set of principles and many others favorably cited those principles in their comments in Docket EL18-178 22 Q3 2018 Earnings Release Slides

Exelon Utilities 23 Q3 2018 Earnings Release Slides

ACE Distribution Rate Case Filing Rate Case Filing Details Notes Docket No. ER-18080925 • August 21 2018, ACE filed a distribution base rate case with the New Jersey Board of Public Utilities Test Year January 1, 2018 – December 31, 2018 (BPU) to increase distribution base rates Test Period 6 months actual and 6 months estimated • Size of ask is primarily driven by increased depreciation expense, continued investment in Requested Common Equity Ratio 50.22% infrastructure to maintain and improve reliability and customer satisfaction, and higher O&M costs Requested Rate of Return ROE: 10.10%; ROR: 7.45% • Forward looking additions through June 2019 Proposed Rate Base (Adjusted) $1.6B ($9.8M of revenue requirement based on 10.10% ROE) included in revenue requirement request (1) Requested Revenue Requirement Increase $109.3M • Interim rates expected to go in effect in May 2019, Residential Total Bill % Increase 9.55% subject to refund, as allowed by the regulations Detailed Rate Case Schedule(2) Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Filed rate case 8/21/2018 Intervenor testimony 11/19/2018 Rebuttal testimony 12/21/2018 Evidentiary hearings 2/4/2019 – 2/15/2019 Initial briefs due 3/8/2019 Reply briefs due 3/22/2019 Commission order expected Q3 2019 (1) Revenue requirement includes changes in depreciation and amortization expense and other costs where applicable, which have no impact on pre-tax earnings (2) Procedural schedule as proposed by the Company 24 Q3 2018 Earnings Release Slides

BGE (Gas) Distribution Rate Case Filing

	Rate Case Filing Details
Docket No.	Case No. 9484
Test Year	August 1, 2017 – July 31, 2018
Test Period	12 months actual
Requested Common Equity Ratio	52.85%(1)
Requested Rate of Return	ROE: 10.5%; ROR: 7.46%(1)
Proposed Rate Base (Adjusted)	$1.7B
Requested Revenue Requirement Increase	$82.4M(1)
Residential Total Bill % Increase	~3.4%(2)

Notes

- Case filed on June 8, 2018 seeking an increase in gas distribution revenues only
- The increase is primarily driven by infrastructure investments since 2015/2016, and includes moving revenues currently being recovered via the STRIDE surcharge into base rates

Detailed Rate Case Schedule

	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb
Filed rate case				06/08/2018								
Intervenor testimony							09/14/2018					
Rebuttal testimony								10/12/2018				
Evidentiary hearings									11/2/2018 – 11/16/2018			
Initial briefs due(3)									11/2018			
Reply briefs due(3)										12/2018		
Commission order expected											01/04/2019	

(1) Reflects $60.7M increase and $21.7M STRIDE reset. Test year updated for May-July 2018 actuals and reflects long-term debt issuance made in September 2018.
(2) Increase expressed as a percentage of a combined electric and gas residential customer total bill
(3) Briefing schedule will be determined during or at the end of the evidentiary hearing

25 Q3 2018 Earnings Release Slides

Exelon.

ComEd Distribution Rate Case Filing Rate Case Filing Details Notes Docket No. 18-0808 • April 16, 2018, ComEd filed its annual distribution formula rate update with the Illinois Test Year January 1, 2017 – December 31, 2017 Commerce Commission seeking a decrease to Test Period 2017 Actual Costs + 2018 Projected Plant distribution base rates Additions • The decrease is primarily driven by an adjustment for forecasted tax benefits resulting Requested Common Equity Ratio 47.11% from federal tax reform, partially offset by Requested Rate of Return ROE: 8.69%; ROR: 6.52% continued investment in the electric grid, state tax rate increase, elimination of bonus Proposed Rate Base (Adjusted) $10,675M depreciation and weather/economic impacts Requested Revenue Requirement Decrease ($24.1M)(1,2) Residential Total Bill % Decrease (1%) Detailed Rate Case Schedule Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Filed rate case 4/16/2018 Intervenor testimony 6/28/2018 Rebuttal testimony 7/23/2018 Evidentiary hearings 8/28/2018 Initial briefs due 9/11/208 Reply briefs due 9/25/2018 Commission order expected 12/2018 (1) Revenue requirement includes changes in depreciation and amortization expense and other costs where applicable, which have no impact on pre-tax earnings (2) Original filing amount was ($22.9M). Recent discovery period removed additional ($1.2M) of revenue requirement to limit issues in the proceeding. 26 Q3 2018 Earnings Release Slides

Delmarva DE (Electric) Distribution Rate Case Filing Rate Case Filing Details Notes Docket No. 17-0977 – Per Settlement (Black Box) • August 17, 2017, Delmarva DE filed an application with Delaware Public Service Test Year January 1, 2017 – December 31, 2017 Commission (DPSC) seeking an increase in electric Test Period 8 months actual and 4 months estimated distribution base rates • Size of ask is driven by continued investments in (2) Common Equity Ratio 50.52% electric distribution system to maintain and Rate of Return ROE: 9.70%; ROR: 6.78%(2) increase reliability and customer service • June 27, 2018, Delmarva DE filed a Settlement Rate Base (Adjusted) N/A Agreement and requested a decrease in revenue (2) Revenue Requirement Decrease ($6.9M)(1,2) requirement of ($6.9M) (2) • August 21, 2018, DPSC approved the settlement Residential Total Bill % Decrease (1.2%) Detailed Rate Case Schedule Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Filed rate case 8/17/2017 Settlement agreement 6/27/2018 Settlement support testimony 6/27/2018 Evidentiary hearings 6/27/2018 Commission order 8/21/2018 (1) Revenue requirement includes changes in depreciation and amortization expense and other costs where applicable, which have no impact on pre-tax earnings (2) As permitted by Delaware law, Delmarva Power implemented interim rate increases of $2.5M on October 16, 2017, and implemented $5.8M full allowable rates on March 17, 2018, subject to refund. Per Settlement Agreement filed on June 27, 2018. Includes tax benefits from Tax Cuts and Jobs Act. 27 Q3 2018 Earnings Release Slides

Delmarva DE (Gas) Distribution Rate Case Filing

	Rate Case Filing Details
Docket No.	17-0978 - Per Settlement (Black Box)
Test Year	January 1, 2017 – December 31, 2017
Test Period	8 months actual and 4 months estimated
Requested Common Equity Ratio	50.52%[2]
Requested Rate of Return	ROE: 9.70%; ROR: 6.78%[2]
Proposed Rate Base (Adjusted)	N/A
Requested Revenue Requirement Decrease	($3.5M)[1,2]
Residential Total Bill % Decrease	(2.6%)[2]

Notes

- August 17, 2017, Delmarva DE filed an application with Delaware Public Service Commission (DPSC) seeking an increase in gas distribution base rates
- September 7, 2018, Delmarva Power filed a partial gas Settlement Agreement and requested a decrease in revenue requirement of ($3.5M)[2]
- The partial Settlement Agreement resolves all issues except a $3.5M regulatory asset related to the Interface Management Unit (IMU) batteries

Detailed Rate Case Schedule

	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Filed rate case	8/17/2017																
Intervenor testimony										5/7/2018							
Rebuttal testimony												7/6/2018					
Settlement agreement														9/7/2018			
Settlement support testimony														9/7/2018			
Evidentiary hearings														9/7/2018			
Commission order expected															Q4 2018		

(1) Revenue requirement includes changes in depreciation and amortization expense and other costs where applicable, which have no impact on pre-tax earnings
(2) As permitted by Delaware law, Delmarva Power implemented interim rate increases of $2.5M on November 1, 2017, and implemented $3.9M full allowable rates on March 17, 2018, subject to refund. Per partial Settlement Agreement filed on September 7, 2018. Includes tax benefits from Tax Cuts and Jobs Act.

28 Q3 2018 Earnings Release Slides

Exelon.

PECO Distribution Rate Case Filing

Rate Case Settlement Details	
Docket No.	R-2018-3000164
Test Year	January 1, 2019 – December 31, 2019
Test Period	12 Months Budget
Common Equity Ratio	N/A
Rate of Return	ROE: N/A; ROR: N/A
Rate Base	N/A
Revenue Requirement Increase	$25M[1,2]
Residential Total Bill % Increase	1.2%

Notes

- PECO filed an electric distribution base rate case on March 29, 2018
- On October 18, 2018 the presiding Administrative Law Judges issued the Recommended Decision that the Settlement Agreement reached with all active parties be approved without modification. The black box settlement does not stipulate any ROE, Equity Ratio and Rate Base.
- The rate case settlement agreement is subject to PaPUC approval expected in December, with rates effective January 1, 2019
- The settlement amount of $96M[2] represents 63% of the $153M ask. This is in line with prior PA electric distribution rate case outcomes.

Detailed Rate Case Schedule

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Pre-filing notice		2/27/2018										
Filed rate case			3/29/2018									
Intervenor testimony						6/26/2018						
Rebuttal testimony							7/24/2018					
Evidentiary hearings								8/21/2018				
Initial briefs filed									9/07/2018			
Reply briefs filed									9/17/2018			
Commission order expected												12/01/2018

(1) Revenue requirement includes changes in depreciation and amortization expense and other costs where applicable, which have no impact on pre-tax earnings
(2) Reflects $96M revenue requirement less an estimated $71M in 2019 tax benefit

29 Q3 2018 Earnings Release Slides

Exelon.

Pepco DC (Electric) Distribution Rate Case Filing

	Rate Case Filing Details
Docket No.	1150 & 1151 – Per Settlement (Black Box)
Test Year	January 1, 2017 – December 31, 2017
Test Period	8 months actual and 4 months estimated
Requested Common Equity Ratio	50.44%[2]
Requested Rate of Return	ROE: 9.525%; ROR: 7.45%[2]
Proposed Rate Base (Adjusted)	N/A
Requested Revenue Requirement Decrease	($24.1M)[1,2]
Residential Total Bill % Decrease	(0.7%)[2,3]

Notes

- December 19, 2017, Pepco DC filed an application with Public Service Commission of the District of Columbia (PSCDC) seeking an increase in electric distribution base rates
- Size of ask is driven by continued investments in electric distribution system to maintain and increase reliability and customer service
- April 17, 2018, Pepco DC filed a settlement agreement and requested a decrease in revenue requirement of ($24.1M)[2]
- August 9, 2018, PSCDC approved settlement agreement which placed rates in effect on August 13, 2018

Detailed Rate Case Schedule

	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Filed rate case	▲ 12/19/2017												
Settlement agreement					▲ 4/17/2018								
Settlement support testimony						▲ 5/7/2018							
Reply testimony						▲ 5/18/2018							
Initial briefs							▲ 6/14/2018						
Commission order									▲ 8/9/2018				

(1) Revenue requirement includes changes in depreciation and amortization expense and other costs where applicable, which have no impact on pre-tax earnings
(2) Per Settlement Agreement filed on April 17, 2018. Includes tax benefits from Tax Cuts and Jobs Act.
(3) Modified/Extended Customer Base Rate Credit (CBRC)

30 Q3 2018 Earnings Release Slides

Exelon.

Exelon Generation Disclosures September 30, 2018 31 Q3 2018 Earnings Release Slides

Portfolio Management Strategy Align Hedging & Financials Portfolio Management Over Time Exercising Market Views Establishing Minimum Hedge Targets % Hedged High End of Profit Low End of Profit Purely ratable Capital Credit Rating Structure Actual hedge % % Hedged % Capital & Market views on timing, product Operating Dividend allocation and regional spreads Expenditure Open Generation Portfolio Management & reflected in actual hedge % with LT Contracts Optimization Protect Balance Sheet Ensure Earnings Stability Create Value 32 Q3 2018 Earnings Release Slides

Components of Gross Margin Categories

Gross margin linked to power production and sales

Open Gross Margin

- Generation Gross Margin at current market prices, including ancillary revenues, nuclear fuel amortization and fossils fuels expense
- Power Purchase Agreement (PPA) Costs and Revenues
- Provided at a consolidated level for all regions (includes hedged gross margin for South, West and Canada[1])

Capacity and ZEC Revenues

- Expected capacity revenues for generation of electricity
- Expected revenues from Zero Emissions Credits (ZEC)

MtM of Hedges[2]

- Mark-to-Market (MtM) of power, capacity and ancillary hedges, including cross commodity, retail and wholesale load transactions
- Provided directly at a consolidated level for five major regions. Provided indirectly for each of the five major regions via Effective Realized Energy Price (EREP), reference price, hedge %, expected generation.

"Power" New Business

- Retail, Wholesale planned electric sales
- Portfolio Management new business
- Mid marketing new business

Margins move from new business to MtM of hedges over the course of the year as sales are executed[5]

Gross margin from other business activities

"Non Power" Executed

- Retail, Wholesale executed gas sales
- Energy Efficiency[4]
- BGE Home[4]
- Distributed Solar

"Non Power" New Business

- Retail, Wholesale planned gas sales
- Energy Efficiency[4]
- BGE Home[4]
- Distributed Solar
- Portfolio Management / origination fuels new business
- Proprietary trading[3]

Margins move from "Non power new business" to "Non power executed" over the course of the year

(1) Hedged gross margins for South, West & Canada region will be included with Open Gross Margin; no expected generation, hedge %, EREP or reference prices provided for this region
(2) MtM of hedges provided directly for the five larger regions; MtM of hedges is not provided directly at the regional level but can be easily estimated using EREP, reference price and hedged MWh
(3) Proprietary trading gross margins will generally remain within "Non Power" New Business category and only move to "Non Power" Executed category upon management discretion
(4) Gross margin for these businesses are net of direct "cost of sales"
(5) Margins for South, West & Canada regions and optimization of fuel and PPA activities captured in Open Gross Margin

33 Q3 2018 Earnings Release Slides

Exelon.

ExGen Disclosures

Gross Margin Category ($M)[1]	2018	2019	2020
Open Gross Margin (including South, West & Canada hedged GM)[2,5]	$4,800	$4,300	$3,900
Capacity and ZEC Revenues[2,5,6]	$2,300	$2,050	$1,900
Mark-to-Market of Hedges[2,3]	$350	$250	$250
Power New Business / To Go	$100	$550	$800
Non-Power Margins Executed	$400	$200	$150
Non-Power New Business / To Go	$100	$300	$350
Total Gross Margin*[4,5]	**$8,050**	**$7,650**	**$7,350**

Reference Prices[1]	2018	2019	2020
Henry Hub Natural Gas ($/MMBtu)	$2.94	$2.78	$2.65
Midwest: NiHub ATC prices ($/MWh)	$27.62	$26.24	$24.92
Mid-Atlantic: PJM-W ATC prices ($/MWh)	$36.54	$33.53	$31.59
ERCOT-N ATC Spark Spread ($/MWh) *HSC Gas, 7.2HR, $2.50 VOM*	$4.06	$11.50	$10.30
New York: NY Zone A ($/MWh)	$31.86	$29.49	$27.89
New England: Mass Hub ATC Spark Spread ($/MWh) *ALQN Gas, 7.5HR, $0.50 VOM*	$6.80	$6.88	$6.27

(1) Gross margin categories rounded to nearest $50M
(2) Excludes EDF's equity ownership share of the CENG Joint Venture
(3) Mark-to-Market of Hedges assumes mid-point of hedge percentages
(4) Based on September 30, 2018, market conditions
(5) Reflects Oyster Creek retirement in September 2018 and TMI retirement by September 2019
(6) 2018 includes $150M of IL ZEC revenues associated with 2017 production. 2019 and 2020 include the favorable impact of NJ ZEC revenues.

34 Q3 2018 Earnings Release Slides

Exelon.

ExGen Disclosures

Generation and Hedges	2018	2019	2020
Exp. Gen (GWh)[(1)]	**196,300**	**201,900**	**192,900**
Midwest	96,600	97,000	96,500
Mid-Atlantic[(2,6)]	60,300	54,000	48,500
ERCOT	16,900	25,500	23,700
New York[(2,6)]	16,200	16,600	15,600
New England	6,300	8,800	8,600
% of Expected Generation Hedged[(3)]	**98%-101%**	**82%-85%**	**48%-51%**
Midwest	98%-101%	79%-82%	44%-47%
Mid-Atlantic[(2,6)]	100%-103%	94%-97%	61%-64%
ERCOT	98%-101%	78%-81%	49%-52%
New York[(2,6)]	98%-101%	93%-96%	57%-60%
New England	78%-81%	23%-26%	13%-16%
Effective Realized Energy Price ($/MWh)[(4)]			
Midwest	$30.00	$28.50	$28.00
Mid-Atlantic[(2,6)]	$39.00	$37.50	$37.00
ERCOT[(5)]	($2.00)	$2.00	$1.00
New York[(2,6)]	$36.00	$32.00	$30.00
New England[(5)]	$7.00	$6.00	$25.50

(1) Expected generation is the volume of energy that best represents our commodity position in energy markets from owned or contracted for capacity based upon a simulated dispatch model that makes assumptions regarding future market conditions, which are calibrated to market quotes for power, fuel, load following products, and options. Expected generation assumes 14 refueling outages in 2018, 11 in 2019, and 14 in 2020 at Exelon-operated nuclear plants and Salem. Expected generation assumes capacity factors of 94.3%, 94.6% and 93.9% in 2018, 2019, and 2020, respectively at Exelon-operated nuclear plants, at ownership. These estimates of expected generation in 2019 and 2020 do not represent guidance or a forecast of future results as Exelon has not completed its planning or optimization processes for those years.

(2) Excludes EDF's equity ownership share of CENG Joint Venture

(3) Percent of expected generation hedged is the amount of equivalent sales divided by expected generation. Includes all hedging products, such as wholesale and retail sales of power, options and swaps.

(4) Effective realized energy price is representative of an all-in hedged price, on a per MWh basis, at which expected generation has been hedged. It is developed by considering the energy revenues and costs associated with our hedges and by considering the fossil fuel that has been purchased to lock in margin. It excludes uranium costs, RPM capacity and ZEC revenues, but includes the mark-to-market value of capacity contracted at prices other than RPM clearing prices including our load obligations. It can be compared with the reference prices used to calculate open gross margin in order to determine the mark-to-market value of Exelon Generation's energy hedges.

(5) Spark spreads shown for ERCOT and New England

(6) Reflects Oyster Creek retirement in September 2018 and TMI retirement by September 2019

35 Q3 2018 Earnings Release Slides

Exelon.

ExGen Hedged Gross Margin* Sensitivities

Gross Margin* Sensitivities (with existing hedges)[1]	2018	2019	2020
Henry Hub Natural Gas ($/MMBtu)			
+ $1/MMBtu	$(10)	$190	$445
- $1/MMBtu	$20	$(145)	$(395)
NiHub ATC Energy Price			
+ $5/MWh	-	$100	$265
- $5/MWh	-	$(100)	$(265)
PJM-W ATC Energy Price			
+ $5/MWh	$(5)	$20	$95
- $5/MWh	$5	-	$(90)
NYPP Zone A ATC Energy Price			
+ $5/MWh	-	-	$30
- $5/MWh	-	$(5)	$(30)
Nuclear Capacity Factor			
+/- 1%	+/- $10	+/- $35	+/- $30

(1) Based on September 30, 2018, market conditions and hedged position; gas price sensitivities are based on an assumed gas-power relationship derived from an internal model that is updated periodically; power price sensitivities are derived by adjusting the power price assumption while keeping all other price inputs constant; due to correlation of the various assumptions, the hedged gross margin impact calculated by aggregating individual sensitivities may not be equal to the hedged gross margin impact calculated when correlations between the various assumptions are also considered; sensitivities based on commodity exposure which includes open generation and all committed transactions; excludes EDF's equity share of CENG Joint Venture

36 Q3 2018 Earnings Release Slides

Exelon.

ExGen Hedged Gross Margin* Upside/Risk



Approximate Gross Margin* ($ million)(1)
9,000
8,500
8,000
7,500
7,000
6,500
6,000
$8,100
$8,000
$7,850
$7,400
$7,900
$6,950
2018
2019
2020

(1) Represents an approximate range of expected gross margin, taking into account hedges in place, between the 5th and 95th percent confidence levels assuming all unhedged supply is sold into the spot market; approximate gross margin ranges are based upon an internal simulation model and are subject to change based upon market inputs, future transactions and potential modeling changes; these ranges of approximate gross margin in 2019 and 2020 do not represent earnings guidance or a forecast of future results as Exelon has not completed its planning or optimization processes for those years; the price distributions that generate this range are calibrated to market quotes for power, fuel, load following products, and options as of September 30, 2018. Gross Margin Upside/Risk based on commodity exposure which includes open generation and all committed transactions. Reflects Oyster Creek retirement in September 2018 and TMI retirement by September 2019

37 Q3 2018 Earnings Release Slides

Exelon.

Illustrative Example of Modeling Exelon Generation 2019 Total Gross Margin* South, Mid- New Row Item Midwest ERCOT New York West & Atlantic England Canada (A) Start with fleet-wide open gross margin $4.3 billion (B) Capacity and ZEC $2.05 billion (C) Expected Generation (TWh) 97.0 54.0 25.5 16.6 8.8 (D) Hedge % (assuming mid-point of range) 80.5% 95.5% 79.5% 94.5% 24.5% (E=C*D) Hedged Volume (TWh) 78.1 51.6 20.3 15.7 2.2 (F) Effective Realized Energy Price ($/MWh) $28.50 $37.50 $2.00 $32.00 $6.00 (G) Reference Price ($/MWh) $26.24 $33.53 $11.50 $29.49 $6.88 (H=F-G) Difference ($/MWh) $2.26 $3.97 ($9.50) $2.51 ($0.88) (I=E*H) Mark-to-Market value of hedges ($ million)(1) $175 $205 ($195) $40 $0 (J=A+B+I) Hedged Gross Margin ($ million) $6,600 (K) Power New Business / To Go ($ million) $550 (L) Non-Power Margins Executed ($ million) $200 (M) Non-Power New Business / To Go ($ million) $300 (N=J+K+L+M) Total Gross Margin* $7,650 million (1) Mark-to-market rounded to the nearest $5M 38 Q3 2018 Earnings Release Slides

Additional ExGen Modeling Data

Total Gross Margin Reconciliation (in $M)[1]	2018	2019	2020
Revenue Net of Purchased Power and Fuel Expense*[2,3]	**$8,525**	**$8,125**	**$7,800**
Other Revenues[4]	$(200)	$(175)	$(200)
Direct cost of sales incurred to generate revenues for certain Constellation and Power businesses	$(275)	$(300)	$(250)
Total Gross Margin* (Non-GAAP)	**$8,050**	**$7,650**	**$7,350**

Key ExGen Modeling Inputs (in $M)[1,5]	2018
Other[6]	$250
Adjusted O&M*	$(4,625)
Taxes Other Than Income (TOTI)[7]	$(375)
Depreciation & Amortization*[8]	$(1,125)
Interest Expense	$(400)
Effective Tax Rate	22.0%

(1) All amounts rounded to the nearest $25M
(2) ExGen does not forecast the GAAP components of RNF separately, as to do so would be unduly burdensome. RNF also includes the RNF of our proportionate ownership share of CENG.
(3) Excludes the Mark-to-Market impact of economic hedging activities due to the volatility and unpredictability of the future changes to power prices
(4) Other Revenues reflects primarily revenues from JExel Nuclear JV, variable interest entities, funds collected through revenues for decommissioning the former PECO nuclear plants through regulated rates, and gross receipts tax revenues
(5) ExGen amounts for O&M, TOTI, Depreciation & Amortization; excludes EDF's equity ownership share of the CENG Joint Venture
(6) Other reflects Other Revenues excluding gross receipts tax revenues, includes nuclear decommissioning trust fund earnings from unregulated sites, and includes the minority interest in ExGen Renewables JV and Bloom. Other for 2018 is favorable due to NDTF realized gains that may not occur in 2019 and 2020.
(7) TOTI excludes gross receipts tax of $150M
(8) 2019 Depreciation & Amortization is flat to 2018 and 2020 is favorable $50M due to nuclear plant retirements

39 Q3 2018 Earnings Release Slides

Exelon.

Appendix Reconciliation of Non-GAAP Measures 40 Q3 2018 Earnings Release Slides

Q3 QTD GAAP EPS Reconciliation Three Months Ended September 30, 2017 ExGen ComEd PECO BGE PHI Other Exelon 2017 GAAP Earnings Per Share(1) $0.32 $0.20 $0.12 $0.06 $0.16 $0.00 $0.85 Mark-to-market impact of economic hedging activities (0.05) - - - - - (0.05) Unrealized gains related to NDT fund investments (0.07) - - - - - (0.07) Amortization of commodity contract intangibles 0.01 - - - - - 0.01 Merger and integration costs 0.01 - - - (0.01) - - Long-lived asset impairments 0.03 - - - - - 0.03 Plant retirements and divestitures 0.08 - - - - - 0.08 Cost management program 0.01 - - - - - 0.01 Bargain purchase gain (0.01) - - - - - (0.01) Reassessment of deferred income taxes 0.02 - - - - (0.04) (0.02) Noncontrolling interests 0.02 - - - - - 0.02 2017 Adjusted (non-GAAP) Operating Earnings (Loss) Per $0.36 $0.19 $0.12 $0.07 $0.15 ($0.04) $0.85 Share Note: All amounts shown are per Exelon share and represent contributions to Exelon's EPS. Amounts may not add due to rounding. (1) Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018 41 Q3 2018 Earnings Release Slides

Q3 QTD GAAP EPS Reconciliation (continued) Three Months Ended September 30, 2018 ExGen ComEd PECO BGE PHI Other Exelon 2018 GAAP Earnings (Loss) Per Share $0.24 $0.20 $0.13 $0.06 $0.19 ($0.07) $0.76 Mark-to-market impact of economic hedging activities (0.07) - - - - 0.01 (0.06) Unrealized gains related to NDT fund investments (0.06) - - - - - (0.06) Long-lived asset impairments 0.01 - - - - - 0.01 Plant retirements and divestitures 0.21 - - - - - 0.21 Cost management program 0.01 - - - - - 0.01 Asset retirement obligation - - - - 0.02 - 0.02 Change in environmental liabilities (0.01) - - - - - (0.01) Reassessment of deferred income taxes (0.03) - - - (0.01) 0.02 (0.02) Noncontrolling interests 0.02 - - - - - 0.02 2018 Adjusted (non-GAAP) Operating Earnings (Loss) Per $0.33 $0.20 $0.13 $0.07 $0.20 ($0.05) $0.88 Share Note: All amounts shown are per Exelon share and represent contributions to Exelon's EPS. Amounts may not add due to rounding. 42 Q3 2018 Earnings Release Slides

Q3 YTD GAAP EPS Reconciliation

Nine Months Ended September 30, 2017	ExGen	ComEd	PECO	BGE	PHI	Other	Exelon
2017 GAAP Earnings Per Share(1)	**$0.52**	**$0.47**	**$0.35**	**$0.24**	**$0.38**	**$0.06**	**$2.02**
Mark-to-market impact of economic hedging activities	0.10	-	-	-	-	-	0.10
Unrealized gains related to NDT fund investments	(0.22)	-	-	-	-	-	(0.22)
Amortization of commodity contract intangibles	0.03	-	-	-	-	-	0.03
Merger and integration costs	0.05	-	-	-	(0.01)	-	0.04
Merger commitments	(0.02)	-	-	-	(0.06)	(0.06)	(0.15)
Long-lived asset impairments	0.31	-	-	-	-	-	0.31
Plant retirements and divestitures	0.15	-	-	-	-	-	0.15
Cost management program	0.02	-	-	-	-	-	0.03
Bargain purchase gain	(0.25)	-	-	-	-	-	(0.25)
Like-kind exchange tax position	-	0.02	-	-	-	(0.05)	(0.03)
Reassessment of deferred income taxes	0.02	-	-	-	-	(0.06)	(0.04)
Tax settlements	(0.01)	-	-	-	-	-	(0.01)
Noncontrolling interests	0.08	-	-	-	-	-	0.08
2017 Adjusted (non-GAAP) Operating Earnings (Loss) Per Share	**$0.77**	**$0.50**	**$0.35**	**$0.25**	**$0.31**	**($0.12)**	**$2.06**

Note: All amounts shown are per Exelon share and represent contributions to Exelon's EPS. Amounts may not add due to rounding.

(1) Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recast to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018

43 Q3 2018 Earnings Release Slides

Exelon.

Q3 YTD GAAP EPS Reconciliation (continued) Nine Months Ended September 30, 2018 ExGen ComEd PECO BGE PHI Other Exelon 2018 GAAP Earnings (Loss) Per Share $0.56 $0.54 $0.35 $0.25 $0.35 ($0.13) $1.92 Mark-to-market impact of economic hedging activities 0.07 - - - - 0.01 0.08 Unrealized losses related to NDT fund investments 0.10 - - - - - 0.10 Long-lived asset impairments 0.04 - - - - - 0.04 Plant retirements and divestitures 0.44 - - - - - 0.43 Cost management program 0.02 - - - - - 0.03 Asset retirement obligation - - - - 0.02 - 0.02 Reassessment of deferred income taxes (0.03) - - - (0.01) 0.01 (0.03) Noncontrolling interests (0.04) - - - - - (0.04) 2018 Adjusted (non-GAAP) Operating Earnings (Loss) Per $1.16 $0.54 $0.35 $0.25 $0.36 ($0.11) $2.55 Share Note: All amounts shown are per Exelon share and represent contributions to Exelon's EPS. Amounts may not add due to rounding. 44 Q3 2018 Earnings Release Slides

Projected GAAP to Operating Adjustments • Exelon’s projected 2018 adjusted (non-GAAP) operating earnings excludes the earnings effects of the following: − Mark-to-market adjustments from economic hedging activities − Unrealized gains and losses from NDT fund investments − Impairments of certain wind projects at Generation − Certain costs related to plant retirements − Costs incurred related to a cost management program − Non-cash impacts pursuant to the annual update of asset retirement obligations − Adjustment to the remeasurement of deferred income taxes as a result of the Tax Cuts and Jobs Act (TCJA) and changes in forecasted apportionment − Generation’s noncontrolling interest, primarily related to CENG exclusion items − One-time impacts of adopting new accounting standards − Other unusual items 45 Q3 2018 Earnings Release Slides

GAAP to Non-GAAP Reconciliations(1) (2) Exelon FFO/Debt = FFO (a) Adjusted Debt (b) Exelon FFO Calculation(2) GAAP Operating Income + Depreciation & Amortization = EBITDA - GAAP Interest Expense +/- GAAP Current Income Tax (Expense)/Benefit + Nuclear Fuel Amortization +/- GAAP to Operating Adjustments +/- Other S&P Adjustments = FFO (a) Exelon Adjusted Debt Calculation(1) Long-Term Debt (including current maturities) + Short-Term Debt + Purchase Power Agreement and Operating Lease Imputed Debt + Pension/OPEB Imputed Debt (after-tax) - Off-Credit Treatment of Non-Recourse Debt - Cash on Balance Sheet * 75% +/- Other S&P Adjustments = Adjusted Debt (b) (1) Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be currently available; therefore, management is unable to reconcile these measures (2) Calculated using S&P Methodology. Due to ring-fencing, S&P deconsolidates BGE from Exelon and analyzes solely as an equity investment 46 Q3 2018 Earnings Release Slides

GAAP to Non-GAAP Reconciliations(1) ExGen Debt/EBITDA = Net Debt (a) ExGen Debt/EBITDA = Net Debt (c) Operating EBITDA (b) Excluding Non-Recourse Operating EBITDA (d) ExGen Net Debt Calculation ExGen Net Debt Calculation Excluding Non-Recourse Long-Term Debt (including current maturities) Long-Term Debt (including current maturities) + Short-Term Debt + Short-Term Debt - Cash on Balance Sheet - Cash on Balance Sheet = Net Debt (a) - Non-Recourse Debt = Net Debt Excluding Non-Recourse (c) ExGen Operating EBITDA Calculation ExGen Operating EBITDA Calculation Excluding Non- Recourse GAAP Operating Income + Depreciation & Amortization GAAP Operating Income = EBITDA + Depreciation & Amortization +/- GAAP to Operating Adjustments = EBITDA = Operating EBITDA (b) +/- GAAP to Operating Adjustments - EBITDA from Projects Financed by Non-Recourse Debt = Operating EBITDA Excluding Non-Recourse (d) (1) Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be currently available; therefore, management is unable to reconcile these measures 47 Q3 2018 Earnings Release Slides

GAAP to Non-GAAP Reconciliations Legacy Consolidated Q3 2018 Operating ROE Reconciliation ($M) ACE Delmarva Pepco EXC EU Net Income (GAAP) $77 $103 $191 $1,407 $1,778 Operating Exclusions $5 $8 $24 $2 $40 Adjusted Operating Earnings $82 $111 $215 $1,409 $1,817 Average Equity $1,065 $1,434 $2,590 $13,808 $18,898 Operating ROE (Adjusted Operating Earnings/Average Equity) 7.7% 7.7% 8.3% 10.2% 9.6% Legacy Consolidated Q2 2018 Operating ROE Reconciliation ($M) ACE Delmarva Pepco EXC EU Net Income (GAAP) $57 $102 $189 $1,384 $1,731 Operating Exclusions $0 $8 $3 $2 $13 Adjusted Operating Earnings $57 $109 $192 $1,386 $1,744 Average Equity $1,044 $1,425 $2,577 $13,439 $18,485 Operating ROE (Adjusted Operating Earnings/Average Equity) 5.4% 7.7% 7.4% 10.3% 9.4% Note: Items may not sum due to rounding 48 Q3 2018 Earnings Release Slides

GAAP to Non-GAAP Reconciliations

2018 Adjusted Cash from Ops Calculation ($M)[1]	BGE	ComEd	PECO	PHI	ExGen	Other	Exelon
Net cash flows provided by operating activities (GAAP)	$750	$1,650	$650	$1,100	$4,250	$175	$8,600
Other cash from investing activities	-	-	-	-	($275)	-	($275)
Counterparty collateral activity	-	-	-	-	($175)	-	($175)
Adjusted Cash Flow from Operations	**$750**	**$1,650**	**$650**	**$1,100**	**$3,800**	**$175**	**$8,150**

2018 Cash From Financing Calculation ($M)[1]	BGE	ComEd	PECO	PHI	ExGen	Other	Exelon
Net cash flow provided by financing activities (GAAP)	$275	$550	$0	$375	($1,050)	($100)	$50
Dividends paid on common stock	$200	$450	$300	$325	$1,000	($950)	$1,325
Financing Cash Flow	**$475**	**$1,000**	**$300**	**$700**	**($50)**	**($1,050)**	**$1,375**

Exelon Total Cash Flow Reconciliation[1]	2018
GAAP Beginning Cash Balance	**$900**
Adjustment for Cash Collateral Posted	$550
Adjusted Beginning Cash Balance[3]	$1,450
Net Change in Cash (GAAP)[2]	$275
Adjusted Ending Cash Balance[3]	$1,725
Adjustment for Cash Collateral Posted	($375)
GAAP Ending Cash Balance	**$1,350**

(1) All amounts rounded to the nearest $25M. Items may not sum due to rounding.
(2) Represents the GAAP measure of net change in cash, which is the sum of cash flow from operations, cash from investing activities, and cash from financing activities. Figures reflect cash capital expenditures and CENG fleet at 100%.
(3) Adjusted Beginning and Ending cash balances reflect GAAP Beginning and End Cash Balances excluding counterparty collateral activity

49 Q3 2018 Earnings Release Slides

Exelon.

GAAP to Non-GAAP Reconciliations ExGen Adjusted O&M Reconciliation ($M)(1) 2018 2019 2020 2021 GAAP O&M $5,475 $4,925 $4,825 $4,750 Decommissioning(2) 50 50 50 50 Oyster Creek Retirement(5) (100) - - - Direct cost of sales incurred to generate revenues for certain Constellation and Power (275) (275) (250) (250) businesses(3) O&M for managed plants that are partially owned (400) (400) (425) (425) Other (125) (50) (25) - Adjusted O&M (Non-GAAP) $4,625 $4,250 $4,175 $4,125 (1) All amounts rounded to the nearest $25M. Items may not sum due to rounding. (2) Reflects earnings neutral O&M (3) Reflects the direct cost of sales of certain businesses, which are included in Total Gross Margin* (4) Baseline capital expenditures refer to maintenance and required capital expenditures necessary for day-to-day plant operations and includes merger commitments (5) 2018 Decommissioning costs include $75M of asset retirement obligations for Oyster Creek retirement acceleration 50 Q3 2018 Earnings Release Slides